SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 September 21, 1999
                         (Date of earliest event reported)




                           CITIZENS UTILITIES COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                           No change since last report
             (Former name or address, if changed since last report)


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Item 5.  Other Events.
         Citizens Utilities Company entered into definitive agreements to purchase from GTE Corporation 58,723 telephone access lines in Nebraska for $204 million in cash. The Company expects that the acquisition, which is subject to various state and regulatory approvals will be completed in 2000, at which time the total access lines should number approximately 60,000.

Item 7.  Financial Statements, Exhibits.

         (c)      Exhibits

                  99.1 Press release of Citizens Utilities Company released September 21, 1999 announcing definitive agreements to purchase approximately 60,000 telephone access lines from GTE Corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITIZENS UTILITIES COMPANY
                                           Registrant




                                           By:/s/ Robert J.DeSantis
                                           ----------------------------
                                           Chief Financial Officer,
                                           Vice President and Treasurer




Date:    September 22, 1999